EXHIBIT 6.12

PLEDGE AND SECURITY AGREEMENT

(IB SUB LOAN)

This PLEDGE AND SECURITY AGREEMENT (IB SUB LOAN) (this “Pledge”) is executed and delivered as of the 3rd day of March 2025, by IRON BRIDGE MORTGAGE FUND, LLC, an Oregon limited liability company (“Pledgor”), in favor of UMPQUA BANK, an Oregon state-chartered bank (“Lender”), with respect to the following facts:

Recitals

A. Lender has heretofore made a revolving line of credit (the “Loan”) to Pledgor in the maximum principal amount of $80,000,000.00 pursuant to that certain Loan and Security Agreement between Pledgor and Lender dated as of May 7, 2021 (as amended and modified, the “Loan Agreement”), and as evidenced by that certain Promissory Note from Pledgor to Lender dated May 7, 2021 in that amount (as amended and modified, the “Note”).

B. Pledgor is the owner and holder of the following:

1. Secured Revolving Loan Facility dated as of March 3, 2025 executed by Iron Bridge Mortgage Fund 2 LLC, a Oregon limited liability company (“IB Sub”), and Pledgor (as amended and modified, the “Pledged Loan Agreement”), which evidences a revolving line of credit is the maximum principal amount of $10,000,000.00 (the “Pledged Loan”);

2. Promissory Note dated as of March 3, 2025 in the maximum principal amount of $10,000,000.00, executed by IB Sub in favor of Pledgor (as amended and modified, the “Pledged Note”), which evidences the Pledged Loan; and

3. Security Agreement dated as of March 3, 2025 executed by IB Sub in favor of Pledgor (as amended and modified, the “Pledged Security Agreement”), whereby IB Sub pledged certain collateral to Pledgor to secure its obligations under the Pledged Loan.

C. As an inducement to Lender to enter into a Ninth Amendment to Loan Documents dated as of even date herewith with Pledgor, and in consideration of credit heretofore, now or hereafter granted to Pledgor by Lender, Pledgor shall confirm the security interest in favor of Lender in the Pledged Loan, as security for the Loan and other obligations of Pledgor to Lender, as herein defined, by granting Lender its own security interest in the Pledged Loan and all other agreements, instruments and documents relating thereto.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

1. Definitions

(a) “Event of Default” shall have the same meaning ascribed to that term in the Loan Agreement. In that regard, the occurrence of an Event of Default under the Loan Agreement shall constitute the occurrence of an Event of Default under this Pledge.

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(b) “Obligation” or “Obligations” means and includes all present and future obligations, indebtedness and liabilities of Pledgor to Lender of every kind and description, direct or indirect, absolute or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, however acquired, arising under or in connection with the Loan Agreement, the Note or hereunder, and any and all other agreements, documents, guaranties, notes or instruments by Pledgor in favor of Lender (the “Loan Documents”), or by operation of law or otherwise, including, without limitation, all costs, expenses and reasonable attorneys’ fees incurred or paid by Lender in enforcing or attempting to enforce its rights with respect to this Pledge, the Loan Agreement, the Note, the Loan Documents, and the Pledged Property (as hereinafter defined) and in preserving, maintaining, protecting, selling, enforcing, foreclosing or otherwise disposing of the Pledged Property.

(c) “Obligor” means IB Sub and any successors of a IB Sub as the obligor under the Pledged Loan Documents and Pledged Loan.

(d) “Pledge” means this Pledge and Security Agreement (IB Sub Loan), as amended, modified or supplemented from time to time.

(e) “Pledged Property” means (i) the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement, and Pledgor’s interest, rights and powers thereunder, (ii) all other agreements, instruments and other documents given by Obligor to Pledgor in connection with the Pledged Loan Agreement, Pledged Note and/or the Pledged Loan, including any amendments, modifications, renewals or changes thereto (collectively, the “Pledged Loan Documents”) and all of Pledgor’s interest, rights and powers thereunder, (iii) Pledgor’s records with respect to the Pledged Note and the Pledged Loan, (iv) all payments, collections, cash collateral, recoveries, and proceeds of the Pledged Note, the Pledged Loan, and (v) the proceeds and products of any and all of the foregoing.

(f) All terms not specifically defined herein which are defined in the Uniform Commercial Code (“UCC”) as presently in effect in the State of California shall be construed in accordance with the definitions set forth in the UCC. All terms not specifically defined herein which are defined in the Loan Agreement shall have the meanings ascribed therein.

2. Assignment of Payments and Recoveries

Pledgor hereby assigns, pledges, transfers, hypothecates and sets over to Lender all of its right, title and interest in and to the Pledged Property as security for the Obligations including, but not limited to, the right to receive all payments, proceeds, and recoveries under the Pledged Property, and the exclusive right from and after the occurrence of an Event of Default and during the continuance thereof, to (a) receive and enforce the Pledged Property, and (b) collect all payments and recoveries thereon and all proceeds thereof, to be applied by Lender to payment of the Loan and all fees, costs, and expenses incurred by Lender in connection with the Obligations. Lender’s rights hereunder shall include, during the continuance of an Event of Default only, the exclusive right to collect and receive all payments, proceeds, and recoveries under and with respect to the Pledged Property, including, without limitation, the exclusive right to enforce the provisions of the Pledged Property in any manner Lender shall determine to be necessary or appropriate, including, without limitation, by judicial action or nonjudicial proceedings, and to otherwise bill for and account to Pledgor for any and all payments, proceeds, and recoveries thereon as herein provided. Notwithstanding the foregoing assignment, unless and until the foreclosure of the Pledged Property by Lender or other transfer of the Pledged Property from Pledgor to Lender, which transfer is accepted by Lender, Pledgor, alone, and not Lender, shall be obligated to fulfill all of the monetary and non-monetary obligations of the lender to Obligor under the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement, and Pledged Loan Documents.

The records of the Pledged Loan shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Pledgor.

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2.1 Unless and until all Obligations to Lender have been indefeasibly paid in full, during the continuation of an Event of Default, Lender shall have the sole right to receive any and all payments, proceeds and recoveries under or in connection with the Pledged Loan, and Lender shall have the right to notify Obligor to make all payments under the Loan to Lender. Notwithstanding the foregoing or any other provision of this Pledge to the contrary, so long as there exists no uncured Event of Default, Pledgor shall have the sole and exclusive right to bill and collect all payments due under and pursuant to the Pledged Loan and otherwise to communicate in any manner or for any purpose with any Obligor or guarantors under the Pledged Loan. Pledgor shall observe reasonable loan servicing practices with respect to collection of such obligations in the ordinary course of its business. Pledgor shall at all times monitor and verify compliance by the Obligor with all obligations under the Pledged Loan in accordance with reasonable loan servicing policies, practices, and procedures.

2.2 Lender shall have the right to take any and all other actions as Lender determines to be reasonably necessary or appropriate in order to establish and perfect its rights and interests in and to the Pledged Property and in all payments, proceeds, and recoveries thereon.

2.3 In exercising its rights under this Pledge, Lender shall have no duty to accelerate the maturity of the Loan or the Pledged Loan as a result of any breach or default by Obligor thereunder, or to file or commence any action or proceeding to enforce collection of the Loan or the Pledged Loan or to pursue and enforce any provisional remedies which may be permitted by the provisions of the Pledged Property or by Law, it being understood and agreed that Lender shall have the right to use its sole and absolute discretion in taking steps to collect on the Loan and Pledged Loan.

2.4 Pledgor hereby appoints Lender as Pledgor’s attorney in fact, with full power of substitution, to endorse and otherwise negotiate payment in any form made by Obligor under the Pledged Loan to or for the account of Lender, subject to the provisions of this Pledge; provided, however, Lender may only exercise such powers during the continuance of an Event of Default. Obligor may conclusively rely upon all instructions, notices and requests for payment received from Lender in writing, and receipts given by Lender to Obligor in connection with collection of the Pledged Loan.

2.5 Pledgor hereby indemnifies, releases and holds harmless Lender from and against any and all actual, out-of-pocket losses, damages, claims, costs, and expenses, including reasonable attorneys’ fees and related costs, actually suffered or incurred by Lender as a result of any action or proceeding taken by Lender in the collection and enforcement of the provisions of the Pledged Property as herein provided, or as a result of any nonaction by Lender in connection therewith.

2.6 In the event of any breach or default by any Obligor in the payment or performance of any obligations under the Pledged Loan, so long as no Event of Default shall have then occurred and be continuing under the Loan Agreement, Pledgor shall have the right to promptly and diligently exercise and enforce any and all rights and remedies available to Pledgor under the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement, and the Pledged Loan Documents, and by operation of law in order to collect all indebtedness thereunder. Pledgor may also timely file and pursue any and all claims which the holder of the Pledged shall be entitled to assert against third parties as may be necessary or appropriate. All actions taken by Pledgor in the exercise and enforcement of the Collateral Loan Documents shall be undertaken and carried out by Pledgor at its sole expense and risk, and in full compliance with applicable Law and in a commercially reasonable manner. Pledgor hereby indemnifies and shall defend and hold harmless Lender from and against any and all claims, liabilities, actual out-of-pocket losses, actions, suits, proceedings, damages, and actual out-of-pocket expenses actually suffered or incurred by Lender in connection with any and all actions taken by Pledgor and its agents and attorneys in the exercise and enforcement of Pledgor’s rights, remedies, and obligations under this Pledge or as a result of any failure by Pledgor to perform its obligations hereunder, including, without limitation, all related expenses and reasonable attorney’s fees incurred by Lender in connection with any such matters. In addition, Pledgor shall comply with all of the following reporting requirements and other covenants:

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(a) Pledgor shall account to Lender for any and all payments, recoveries and proceeds of the Pledged Property that at any time are received by or on behalf of Pledgor, or by any employee, officer, shareholder, agent, attorney, or other representative of Pledgor, and shall promptly turn over to Lender any and all such amounts, if any, including payments, proceeds, and recoveries in kind, that are required to be paid to Lender pursuant to the Loan Agreement.

(b) Until and unless all Obligations to Lender have been indefeasibly paid in full, any and all payments, proceeds and recoveries upon the Pledged Property received by Pledgor, or by any employee, officer, shareholder, agent, attorney, or other representative of Pledgor shall be deemed to be received and held in trust for the sole benefit of Lender, subject to the provisions of this Pledge and the Loan Documents.

(c) Lender shall have the option of monitoring any and all such actions and proceedings and, during the continuance of any Event of Default under the Loan Agreement, shall have the right to intervene and/or participate in and/or assume any decision making control of the prosecution or defense of such action or proceeding. Except as otherwise provided in the Loan Agreement, Pledgor shall not enter into any binding settlement or release agreement with any Obligor or any other obligor under any Pledged Loan, nor shall Pledgor (except as otherwise permitted under the Pledged Loan Documents) (i) transfer, assign, or convey, whether directly or indirectly, any interest in the Pledged Property; nor (ii) release or subordinate any lien on the Underlying Collateral or other collateral without Lender’s prior written consent, which consent Lender may give or withhold in its commercially reasonable discretion. In the event of any dispute, claim or defense raised by Obligor with respect to the obligations of Obligor under the Pledged Loan or the validity or enforceability of the Pledged Loan, whether or not in connection with any enforcement proceedings commenced by Lender, during the continuation of an Event of Default under the Loan Agreement, Lender shall have the right to settle and compromise all such claims and disputes without the requirement of any consent or joinder of any of the other parties hereto.

2.7 Upon (i) Lender’s receipt of indefeasible payment in full of the Obligations, other than as a result of an exercise of rights and remedies by Lender upon the Pledged Property in accordance with the terms and conditions of this Pledge, the Loan Agreement, and the other Loan Documents, and (ii) the termination of all commitments by Lender to make Advances under the Loan Agreement, Lender shall, upon written demand by Pledgor, and at Pledgor’s expense, execute and deliver to Pledgor a written reassignment of the Pledged Property, without warranty or recourse, and release and relinquish possession of the Pledged Loan and Pledged Property to Pledgor, in form and substance reasonably satisfactory to both Lender and Pledgor. Any endorsement by Lender of the original Pledged Note shall be expressly made without recourse or warranty.

2.8 Pledgor shall take all steps reasonably necessary or appropriate to perfect, and maintain the perfected status and priority, of all security for the Pledged Loan. Without limiting the generality of the foregoing, Pledgor shall cause to be filed at all appropriate locations all such financing statements as shall be required or permitted pursuant to the Pledged Loan, and all continuation statements extending the financing statements.

2.9 Upon the full payment and satisfaction of the Pledged Loan by Obligor, Lender shall promptly, upon the written request of Pledgor, release and deliver to Pledgor all Pledged Property pertaining thereto in such manner as shall be necessary or appropriate for Pledgor to comply with its obligations to the Obligor under the Pledged Loan and applicable laws.

3. Representations, Warranties, Covenants and Waivers

Pledgor hereby covenants, represents and warrants with and to Lender that (all of such covenants, representations and warranties being continuing in nature so long as any of the Obligations are outstanding):

3.1 The documents listed on Schedule 1 hereto and delivered by Pledgor to Lender pursuant thereto, are all of the documents and/or agreements between Obligor and Pledgor evidencing the terms of, or securing, or guarantying, the Pledged Loan.

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3.2 The Pledged Property is directly, legally and beneficially owned by Pledgor free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description except for any permitted exceptions as set forth in the Pledged Loan Documents and the first and prior pledge and security interest with respect thereto in favor of Lender. No participations in the Pledged Property have been granted by Pledgor to any third party.

3.3 The Pledged Property is not subject to any restrictions relative to the transfer thereof, and Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions except as otherwise provided herein.

3.4 To the best of Pledgor’s knowledge after due investigation, the Pledged Property is duly and validly pledged to Lender, and no consent or approval of any other third party was or is necessary to the validity and enforceability of this Pledge that has not been obtained.

3.5 Pledgor authorizes Lender to (i) store, deposit and safeguard the Pledged Property; (ii) after the occurrence and during the continuation of an Event of Default, perform any and all other acts which Lender in good faith deems reasonable and/or necessary for the protection and preservation of the Pledged Property or its value or Lender’s security interest therein, including, without limitation, transferring, or arranging for the transfer of the Pledged Property to or in Lender’s own name and receiving the income therefrom as additional collateral for the Obligations; and (iii) pay any reasonable charges or expenses which Lender deems necessary for the foregoing purposes, but without any obligation to do so. Any obligation of Lender for reasonable care for the Pledged Property in Lender’s possession shall be limited to the same degree of care which Lender uses for similar property owned by Lender, and, unless Pledgor has committed an Event of Default under the Loan Agreement, Lender shall promptly notify Pledgor of any assignments, dispositions, enforcement actions or other actions of any kind or nature taken by Lender with respect to any Pledged Property.

3.6 Pledgor will pay or will cause to be paid all charges and assessments of any nature against the Pledged Property or with respect hereto prior to said charges and/or assessments being delinquent.

3.7 Pledgor shall promptly reimburse Lender within ten (10) business days from receipt of written demand, together with interest at the rate provided in the Note, for any charges, assessments or expenses paid or incurred by Lender in its discretion for the protection and preservation and maintenance of the Pledged Property and the enforcement of Lender’s rights hereunder, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by Lender in seeking to protect, collect or enforce its rights in the Pledged Property or otherwise hereunder.

3.8 Pledgor shall furnish Lender with such information concerning Obligor and the Pledged Property that has been delivered by Obligor to Pledgor, as Lender may from time to time reasonably request, including, without limitation, current financial statements of Obligor or status of any foreclosure proceeding.

3.9 During the term of this Pledge, Pledgor shall not directly or indirectly sell, assign, transfer, grant participation in or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property, unless otherwise permitted pursuant to the terms and conditions of the Pledged Loan Documents. In the event a Pledged Note is split into two (2) promissory notes, both promissory notes will be delivered to Lender in accordance with the Loan Agreement and this Pledge, and Pledgor will execute an Allonge for each promissory note and such other documents as Lender requires.

3.10 During the term of this Pledge, Pledgor shall not modify, extend, or renew the terms of the Pledged Property, or enter into any agreement to modify (in any material respect), extend, or renew the same, or release the lien of the Pledged Property, except as otherwise permitted under the Loan Agreement, this Pledge or the express terms and conditions of the Pledged Loan Documents.

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3.11 Pledgor shall perform such further acts and execute such additional instruments as are reasonably required by Lender to effectuate and implement this Pledge and the provisions hereof.

3.12 Pledgor waives (i) the defense of the statute of limitations in any action upon any of the Obligations; and (ii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been indefeasibly paid in full. Lender is entitled to all of the benefits of a secured party set forth in Section 9207 of the UCC.

3.13 [Reserved];

3.14 The Pledged Loan Agreement, the Pledged Note and the Pledged Security Agreement and each of the Pledged Loan Documents are currently in full force and effect in accordance with their terms and are the only agreements between the parties thereto pertaining to the indebtedness described in the Pledged Note; and, to the best of Pledgor’s knowledge, the security interest in and lien upon the Real Property created by the Pledged Mortgage is valid and enforceable.

3.15 To the best of Pledgor’s knowledge, neither Pledgor nor Obligor is in breach or default of their obligations under any terms or conditions of the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement or any of the Pledged Loan Documents.

3.16 Pledgor hereby confirms and agrees: (a) that there have been no changes, additions, modifications or amendments to the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement, or any of the Pledged Loan Documents, except as otherwise disclosed to Lender in writing; (b) that notice of the pledge of the Pledged Note to Lender and of the assignment to Lender of Pledgor’s right to receive payments thereunder has been received by Obligor if required by Lender pursuant to the Loan Agreement; (c) that Pledgor shall not modify, amend, alter or change the Pledged Note, or any of the Additional Pledged Loan Documents without the express written consent of Lender.

3.17 Obligor has no defense, charge, claim of offset, or other claims under the Pledged Loan Agreement, Pledged Note, Pledged Security Agreement, or any of the Pledged Loan Documents, or otherwise, against payments due or to become due thereunder.

3.18 Pledgor has executed an Allonge for the Pledged Note which is to be attached to the Pledged Note, and Pledgor has delivered to Lender the Pledged Note.

3.19 Pledgor’s interest in the Pledged Loan is unconditionally subordinate and subject to Lender’s interest in the Pledged Loan and Pledged Loan Documents granted Lender by Pledgor, and any amendments, renewals, modifications, extensions, or changes thereto.

4. Events of Default

The occurrence of an Event of Default under the Loan Agreement shall constitute and be deemed an Event of Default under this Pledge.

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5. Remedies After Default

From and after an Event of Default and during the continuation thereof:

5.1 In addition to all the rights and remedies of a secured party under the UCC, Lender shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except any notices required by applicable laws and/or the notice specified below of the time and the place of the public or private sale) to or upon Pledgor or any other person (all and each of which demand, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable laws), to proceed forthwith to collect, redeem, receive, appropriate, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at Lender’s offices or elsewhere at such prices and on such terms as Lender may deem commercially reasonable, all in accordance with applicable laws. The foregoing disposition(s) must be for cash or on credit or for future delivery without assumption of any credit risk by Lender, with Lender having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor to the fullest extent permitted by applicable laws. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all Pledged Property or in any way relating to the rights of Lender hereunder (including, without limitation, reasonable attorneys’ fees and legal expenses) shall be applied first to the satisfaction of the Obligations (in such order as Lender may elect and whether or not due) and then to the payment of any amounts required by applicable law, including Section 9610 of the UCC. Pledgor shall be liable to Lender for the payment of all such actual, out-of-pocket costs and expenses, together with interest at the default rate set forth in the Note, together with any reasonable attorneys’ fees if placed with an attorney for collection or enforcement. Pledgor agrees that ten (10) business days’ prior written notice by Lender of the date after which a private sale may take place or a public auction may be held is reasonable notification of such matters and shall be deemed commercially reasonable under the UCC.

5.2 All of the Lender’s rights and remedies, including but not limited to the foregoing and those otherwise arising under this Pledge, the Other Agreements, the instruments, agreements and securities comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Lender may deem expedient. No failure or delay on the part of Lender in exercising any of its options, powers or rights or partial or single exercise thereof shall constitute a waiver of such option, power or right.

5.3 Pledgor agrees to pay to Lender, within ten (10) Business Days from receipt of written demand, all reasonable attorneys’ fees and all other out-of-pocket costs and expenses which are actually incurred by Lender in the collection or attempted collection from Pledgor of any Obligations and/or in the interpretation, enforcement or attempted enforcement by Lender of this Pledge, including, but not limited to, proceedings in any bankruptcy or other insolvency case or other proceedings concerning the Obligations or this Pledge, or both, in any manner, whether or not legal proceedings or suit are instituted, together with interest thereon at the rate applicable to the Note and including, without limitation, all reasonable attorneys’ fees and related actual, out-of-pocket costs of enforcement of any and all judgments and awards and upon any appeal relating thereto.

6. Further Assurances

Pledgor agrees that at any time and from time to time upon the written request of Lender, Pledgor will execute and deliver such further documents in form reasonably satisfactory to counsel for Lender, and will take or cause to be taken such further acts as Lender may reasonably request in order to effect the purposes of this Pledge and perfect or continue the perfection of the security interest in the Pledged Property granted to Lender hereunder.

7. Miscellaneous

7.1 Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property while in the possession of Lender, Lender or Lender’s agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto.

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7.2 No course of dealing between Pledgor and Lender, nor any failure or delay by Lender to exercise any right, power or privilege under this Pledge, the Other Agreements or under any other agreements, instruments and documents executed and delivered in connection therewith shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Pledge shall be effective unless the same shall be in writing and signed by Pledgor and Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

7.3 This Pledge may not be changed, modified or amended, in whole or in part, except by a writing signed by Pledgor and Lender. Obligor is not a party to or third party beneficiary of this Pledge, the Loan Agreement or the Note.

7.4 The provisions of this Pledge and the Other Agreements are severable, and if any clause or provision hereof or thereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall attach only to such clause or provision in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction nor affect any other clause or provision of this Pledge or the Other Agreements in any jurisdiction.

7.5 This Pledge shall inure to the benefit of Pledgor and Lender and their respective successors and assigns, and shall be binding upon Pledgor and its successors and assigns until all of the Obligations have been indefeasibly paid in full.

7.6 PLEDGOR ACKNOWLEDGES THAT LENDER HAS EXTENDED OR MAY IN THE FUTURE EXTEND CREDIT TO PLEDGOR OR OTHERS IN RELIANCE ON THE UNCONDITIONAL PLEDGE OF THE PLEDGED PROPERTY AS COLLATERAL SECURITY FOR THE PAYMENT AND PERFORMANCE WHEN DUE OF EACH AND EVERY ONE OF THE OBLIGATIONS, AND THE WAIVERS, WARRANTIES AND PROMISES MADE BY PLEDGOR IN THIS PLEDGE ARE REQUIRED TO ESTABLISH THE OBLIGATIONS OF PLEDGOR TO LENDER. PLEDGOR AGREES THAT EACH OF THE WAIVERS, WARRANTIES AND PROMISES SET FORTH IN THIS PLEDGE ARE MADE WITH PLEDGOR’S UNDERSTANDING OF THEIR SIGNIFICANCE AND CONSEQUENCES AND THAT THEY ARE REASONABLE. IF ANY WAIVERS, WARRANTIES AND PROMISES ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, THE SAME SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

7.7 PLEDGOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY OF LENDER’S OFFICERS OR EMPLOYEES HAVE MADE ANY PROMISE OR REPRESENTATION, WHETHER ORAL, WRITTEN OR IMPLIED, NOT INCORPORATED IN THIS PLEDGE, TO CAUSE PLEDGOR TO SIGN THIS DOCUMENT. THIS PLEDGE IS NOT SIGNED IN RELIANCE ON ANY PROMISE, CONDITION OR THE OCCURRENCE OF ANY EVENT AND THERE ARE NO ORAL UNDERSTANDINGS, STATEMENTS OR AGREEMENTS BETWEEN THE PARTIES WHICH HAVE NOT BEEN INCLUDED IN THIS PLEDGE.

7.8 All notices, requests, demands, directions, and other communications provided for hereunder (a “Notice”), must be in writing and must be mailed, personally delivered or sent by electronic mail to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this provision.

Any notice given by electronic mail must be confirmed within forty‑eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first‑class or air mail postage prepaid; if given by electronic mail when sent; or if given by personal delivery, when delivered.

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8. JUDICIAL REFERENCE. The parties hereby agree that any claims, controversies, disputes, or questions of interpretation, whether legal or equitable, arising out of, concerning or related to this Agreement or the Loan Documents shall be heard by a single referee by consensual general judicial reference pursuant to the provisions of California Code of Civil Procedure Sections 638 et seq., who shall determine all issues of fact or law and to report a statement of decision. The referee shall also have the power to hear and determine proceedings for ancillary relief, including, but not limited to, applications for attachment, issuance of injunctive relief, appointment of a receiver, and/or claim and delivery. The costs of the proceeding shall be borne equally by the parties to the dispute, subject to the discretion of the referee to allocate such costs based on a determination as to the prevailing party(ies) in the proceeding.

By initialing below the parties acknowledge that they have read and understand the foregoing Judicial Reference provisions and understand that they are waiving their right to a jury trial.

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Pledgor’s Initials

9. Governing Law This Pledge shall be deemed to have been made in Oregon, and this Pledge shall be governed by and construed and enforced in accordance with the laws of the State of Oregon (except as otherwise required by mandatorily applicable laws of jurisdictions in which Pledged Property may be located). Any and all references to a “Code” or “Codes” hereunder shall mean and refer to the codes of the United States and/or the State of Oregon, as applicable.

10. Schedule 1 May be Amended and Supplemented Schedule 1 attached hereto may be amended or supplemented from time to time, pursuant to a written amendment or supplement executed by Pledgor and Lender, but regardless of whether Schedule 1 is supplemented, Pledged Note shall include all promissory notes executed by a party in favor of Pledgor which are in possession of Lender.

[Signatures on the following page]

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IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed and delivered on the day and year first above written.

“Pledgor”

IRON BRIDGE MORTGAGE FUND, LLC

an Oregon limited liability company

By:      Iron Bridge Management Group, LLC,

            an Oregon limited liability company

Its:       Manager

            By: /s/ Gerard Stascausky

            Name: Gerard Stascausky

            Its: Managing Member

“Lender” UMPQUA BANK, an Oregon state-chartered bank By: /s/ Ken Vogt Name: Ken Vogt Its: Senior Vice President

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SCHEDULE 1

Pledged Loan Documents

The Pledged Loan Documents shall include, without limitation, each of the following:

1.                  Secured Revolving Loan Facility dated as of March 3, 2025 executed by Iron Bridge Mortgage Fund 2 LLC, a Oregon limited liability company (“IB Sub”), and Pledgor;

2.                  Promissory Note dated as of March 3, 2025 in the maximum principal amount of $10,000,000.00, executed by IB Sub in favor of Pledgor;

3.                  Security Agreement dated as of March 3, 2025 executed by IB Sub in favor of Pledgor; and

4.                  All other documents executed in connection therewith.

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